UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2008
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)		78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     Tesoro Corporation (the “Company” or “Corporation”) maintains a non-qualified supplemental retirement plan, the Amended and Restated Executive Security Plan (“ESP”) which provides supplemental pension benefits to certain executive officers and other defined key personnel that cannot be achieved under our tax qualified retirement plan due to Internal Revenue Code limits on annual compensation that can be taken into account under qualified plans. All of Tesoro’s “named executive officers” (as determined pursuant to Item 402(a) of Regulation S-K) participate in the ESP.
     On July 30, 2008, the Company’s Board of Directors approved an amendment to the ESP that revised the definition of earnings, an element used to calculate a participant’s benefit under the Plan, to the average of the three highest individual calendar year’s compensation (defined as base salary and bonus) out of the seven year period (including the year of retirement) preceding retirement. Prior to this amendment earnings was defined as the average monthly rate of compensation received during the consecutive 36-month period over the last 120 months preceding retirement that produced the highest average. The ESP, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) Amendment to Articles of Incorporation or Bylaws
     On July 30, 2008, the Company’s Board of Directors approved an amendment to replace in its entirety Article 7 (Indemnification) to the Amended and Restated Bylaws of Tesoro Corporation (the “Bylaws”), thereby amending and restating the existing Bylaws, and the replacement for the current indemnification agreements between the Company and each of the directors and officers of the Company with new indemnification agreements.
The following items were changed by the amendment to the Company’s Bylaws:
•	A sentence has been added to provide that, to the extent that a director or officer initiates a proceeding, such director or officer will not be indemnified or advanced any expenses with respect to such proceeding unless the commencement of such proceeding was authorized by the Board of Directors, provided, however, that such prohibition does not apply to indemnification or reimbursement limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the director or officer in any proceeding.

•	A new section has been added to provide that, if the Corporation does not pay a claim for indemnification or advancement of expenses within 30 days of written notice thereof by the requesting director or officer, then such director or officer will be entitled to file suit to recover the unpaid amount.

•	A new section has been added to provide that the Corporation has the burden of proving that the requesting director or officer is not entitled to the requested indemnification or advancement of expenses.

•	A new section has been added to provide that the repeal or modification of any indemnification provision in the Bylaws will not adversely affect any right or protection under such provision of any director or officer in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

•	A new section has been added to provide that the Corporation is not prohibited from indemnifying persons other than directors and officers, if such indemnification is authorized by the Board of Directors and not prohibited by applicable law.
The indemnification agreements have been modified as follows:
•	The new indemnification agreement for directors is substantially the same as the new indemnification agreement for officers, except that (i) the indemnification agreement for directors refers to the indemnitee as being a director of the Corporation and the indemnification agreement for officers refers to the indemnitee as being an officer of the Corporation, and (ii) the indemnification agreement for officers includes a statement that such indemnification agreement shall not be deemed an employment agreement in any respect between the Corporation and the officer entering into such indemnification agreement.

•	A sentence has been added to provide that, to the extent that a director or officer initiates a proceeding, such director or officer will not be indemnified or advanced any expenses with respect to such proceeding unless the commencement of such proceeding was authorized by the Board of Directors, provided, however, that such prohibition does not apply to indemnification or reimbursement limited to and arising out of any counter-claim, cross-claim or third-party claim brought against the director or officer in any proceeding.

•	The following two events have been included in the definition of “Change of Control”: (i) the approval by the stockholders of the Corporation of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and (ii) the occurrence of any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934, as amended.

•	The definition of “Expenses” has been expanded to include: (i) taxes imposed on an indemnitee as a result of payments made to such indemnitee; (ii) expenses incurred in connection with any appeal resulting from any proceeding; and (iii) expenses incurred by an indemnitee in connection with the interpretation, enforcement or defense of such indemnitee’s rights under the Indemnification Agreement, by litigation or otherwise.

•	The definition of “Expenses” does not include amounts paid in settlement by an indemnitee or the amount of judgments or fines against an indemnitee.

•	A sentence has been added to provide that, for the purposes of any advancement of expenses for which an indemnitee has made written demand to the Corporation in accordance with the Indemnification Agreement, all expenses included in such demand that are certified by affidavit of the indemnitee’s counsel as being reasonable will be presumed conclusively to be reasonable.

•	A sentence has been added to provide that the Corporation will pay the reasonable fees and expenses of an independent counsel and will fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to the Indemnification Agreement or its engagement pursuant thereto.

•	A sentence has been added to clarify that a “proceeding” includes not only pending actions, suits, investigations and arbitration but also threatened actions, suits, investigations and arbitration.

•	A sentence has been added to provide that if the indemnitee believes in good faith that a given situation may lead the institution of a proceeding, then such event will be considered a proceeding.

•	A sentence has been added to provide that if an indemnitee is entitled indemnification for some or a portion of expenses, but not for the total amount thereof, the Corporation must nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled.

•	A sentence has been added to provide that the Corporation is not obligated to make any indemnity in connection with any claim made against an indemnitee for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision.

•	A sentence has been added to provide that advancement of expenses to an indemnitee must be made within 30 days after the receipt by the Corporation of a statement or statements requesting such advances whether prior to or after final disposition of any proceeding. Any advances are unsecured and interest free and will be made without regard to an indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification.

•	A sentence has been added to provide that the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to the indemnitee for purposes of determining the right to indemnification.
The Amended and Restated Bylaws, as amended, are filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Indemnification Agreements for officers and directors are filed as Exhibit 10.2 and 10.3, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
  (d) Exhibits.

10.1	Amendment to the Amended and Restated Executive Security Plan Effective as of January 1, 2005.

10.2	Indemnification Agreement (officer)

10.3	Indemnification Agreement (director)

3.1	Amended and Restated Bylaws of Tesoro Corporation

Index to Exhibits

Exhibit Number	Description

10.1	Amendment to the Amended and Restated Executive Security Plan Effective as of January 1, 2005.

10.2	Indemnification Agreement (officer)

10.3	Indemnification Agreement (director)

3.1	Amended and Restated Bylaws of Tesoro Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date August 4, 2008

TESORO CORPORATION

By:	/s/ Otto C. Schwethelm
Otto C. Schwethelm
SVP, Chief Financial Officer & Treasurer

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